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Exhibit 3.79

ARTICLES OF INCORPORATION
OF
PPS ACQUISITION CORP.

        FIRST:    I, Billie J. Swoboda, whose post office address is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, MD 21202, being at least eighteen (18) years of age, hereby form a corporation under and by virtue of the General Law of the State of Maryland.

        SECOND:    The name of the corporation (the "Corporation") is PPS Acquisition Corp.

        THIRD:    The purposes for which the Corporation is formed are to engage in any or all lawful business for which corporations may be formed under the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

        FOURTH:    The post office address of the principal office of the corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, MD 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this state, and the post office address of the resident agent is 32 South Street, Baltimore, MD 21202.

        FIFTH:    The total authorized capital stock of the Corporation is Five Thousand (5,000) shares, with no par value per share.

        SIXTH:    The number of the directors of the Corporations shall be two (2), which number may be increased or decreased pursuant to the Bylaws of the Corporation. So long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders. The names of the directors who shall act until the first annual meeting of until their successors are duly chosen and qualified are: Richard R. Howard and Michael R. Walker.

        SEVENTH:    The Corporation shall have the power to indemnify, by express provision of its Bylaws, by Agreement, or by majority vote of either its stockholders or disinterested directors, any one or more of the following classes of individuals: (1) present or former directors of the Corporation, (2) present or former officers of the Corporation, (3) present or former agents and/or employees of the Corporation, (4) present or former administrators, trustees or other fiduciaries under any pension, profit sharing, deferred compensation, or other employee benefit plan maintained by the Corporation, and (5) persons serving or who have served at the request of the Corporation in any of these capacities for any other corporation, partnership, joint venture, trust, or other enterprise. However, the Corporation shall not have the power to indemnify any person to the extent such indemnification would be contrary to Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, or any statute, rule or regulation of similar import.

        EIGHTH:    In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers, and privileges granted to corporations by the laws of the State of Maryland, as well as the power to do any and all acts and things that a natural person or partnership could do, as now or hereafter authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, the powers of the Corporation and of its Directors and Stockholders shall include the following:

          (a)   The Corporation reserves the right to adopt from time to time any amendment to its Charter, as now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in the Charter, of any outstanding stock.

          (b)   Except as otherwise provided in the Charter or Bylaws of the Corporation, as from time to time amended, the business of the Corporation shall be managed by its Board of Directors. The Board of Directors shall have and may exercise all of the rights, powers, and privileges of the Corporation, except only for those that are by law or by the Charter or Bylaws of the Corporation

  conferred upon or reserved to the Stockholders. Additionally, the Board of Directors of the Corporation is specifically authorized and empowered from time to time in its discretion:

            (1)   To authorize the issuance of shares of the Corporation's stock of any class, whether now or hereafter authorized, or securities convertible, into shares of its stock, of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors deems advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation;

            (2)   By articles supplementary to these Articles of Incorporation, to classify or reclassify any unissued shares by fixing or altering in any one or more aspects, before issuance of those shares, the preferences, conversion or other rights, voting powers, restrictions, qualifications, dividends, or terms or conditions of redemption of those shares, including but not limited to the reclassification of unissued common shares to preferred shares or unissued preferred shares to common shares;

            (3)   To borrow and raise money, without limit and upon any terms, for any corporate purposes; and, subject to applicable law, to authorize the creation, issuance, assumption, or guaranty of bonds, debentures notes, or other evidences of indebtedness for money so borrowed, to include therein such provisions an to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, determines, and to secure the payment of principal, interest, or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, all or any part of the properties, assets, and goodwill of the Corporation then owned or thereafter acquired.

        NINTH:    To the full extent permitted under the Maryland General Corporation Law as in effect on the date hereof, or as hereafter from time to time amended, no director or officer shall be liable to the Corporation or to its stockholders for money damages for any breach of any duty owed by such director or officer to the Corporation or any of its stockholders. Neither the amendment or repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a director or officer or former director or officer of the Corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption.

        IN WITNESS WHEREOF, I do hereby acknowledge these Articles of Incorporation to be my act this 19th day of April, 1996.

/s/ BILLIE J. SWOBODA

Billie J. Swoboda	(SEAL)

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ARTICLES OF MERGER

MERGING

PROFESSIONAL PHARMACY SERVICES, INC.
(a Corporation of the State of Maryland)

INTO

PPS ACQUISITION CORP.
(a Corporation of the State of Maryland)

        FIRST:    PROFESSIONAL PHARMACY SERVICES, INC., a corporation organized and existing under the laws of the State of Maryland, and PPS ACQUISITION CORP., a corporation organized and existing under the laws of the State of Maryland, agree that said PROFESSIONAL PHARMACY SERVICES, INC. shall be merged into said PPS ACQUISITION CORP. The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in these Articles of Merger.

        SECOND:    PPS ACQUISITION CORP., a corporation organized and existing under the laws of the State of Maryland, shall survive the merger and shall continue under the name PROFESSIONAL PHARMACY SERVICES, INC.

        THIRD:    The parties to the articles of merger are PROFESSIONAL PHARMACY SERVICES, INC., a corporation organized and existing under the laws of the State of Maryland, and PPS ACQUISITION CORP., a corporation organized and existing under the laws of the State of Maryland.

        FOURTH:    The following amendment to the charter of PPS ACQUISITION CORP., the surviving corporation, is to be effected as part of the merger: Paragraph Second of the Articles of Incorporation is hereby amended to read in its entirety as follows:

    "The name of the corporation (the "Corporation") is Professional Pharmacy Services, Inc."

        FIFTH:    The total number of shares of all classes of stock which said PROFESSIONAL PHARMACY SERVICES, INC. has authority to issue is 5,000 shares of common stock, no par value.

        The total number of shares of stock of all classes which said PPS ACQUISITION CORP. has authority to issue is 5,000 shares of common stock, no par value.

        SIXTH:    The manner and basis of converting or exchanging issued stock of the merging corporations into different stock or other consideration and the manner of dealing with any issued stock of the merging corporations not to be so converted or exchanged shall be as follows:

          (a)   Each share of common stock of PPS ACQUISITION CORP. issued and outstanding immediately before the merger shall remain one share of common stock of the Surviving Corporation. From and after the merger, each certificate which, prior to the merger, represented shares of PPS ACQUISITION CORP. shall evidence ownership of shares of the Surviving Corporation on the basis herein set forth.

          (b)   Each share of common stock of PROFESSIONAL PHARMACY SERVICES, INC., no par value (the "PPS Shares"), issued and outstanding immediately prior to the merger, by virtue of the merger and without any action on the part of the holder thereof, shall be automatically converted into and become such number of shares of common stock of Genesis Health Ventures, Inc., a Pennsylvania corporation ("GHV"), par value $.02 per share ("GHV Common Stock") that equals the result obtained by calculation of the following formula:

8,900,000
X=	Y Z

  where X is the number of shares of GHV Common Stock to be issued in exchange for each PPS Share; Y is the average closing sale prices (as quoted on The New York Stock Exchange and reported in The Wall Street Journal) for GHV Common Stock for the five trading days ending two trading days preceding June 5, 1996 (the "Average Closing Price"); and Z is the total number of PPS Shares to be exchanged in the merger for shares of GHV Common Stock.

          (c)   Each PPS Share held in treasury, if any, immediately before the Merger shall thereupon and without notice be canceled. The certificates representing such PPS Shares shall be marked "canceled in merger."

          (d)   The warrants of PROFESSIONAL PHARMACY SERVICES, INC. (the "PPS Warrants") shall be automatically canceled without any further action on the part of the holder thereof and as consideration and exchange for such cancellation there shall be issued and delivered to such warrant holder such number of GHV Common Stock that equals the result obtained by calculation of the following formula:

1,100,000
X=	Y Z

  where X is the number of shares of GHV Common Stock to be issued with respect to each PPS Shares that the warrant holder could have received upon exercise of the PPS Warrants immediately prior to the merger to acquire one PPS Share; V is the Average Closing Price; and Z is the total number of PPS Shares that could have been issued immediately prior to the merger upon the exercise of the PPS Warrants.

          (e)   No fractional shares of GHV Common Stock shall be issued as a result of the merger or cancellation of the PPS Warrants. In lieu of the issuance of fractional shares, cash adjustments will be paid to the shareholders and warrant holders of PROFESSIONAL PHARMACY SERVICES, INC. in respect of any fraction of a share of GHV Common Stock which would otherwise be issuable under these Articles of Merger. Such cash adjustment shall be equal to an amount determined by multiplying such fraction by the Average Closing Price.

        SEVENTH:    The principal office of said PROFESSIONAL PHARMACY SERVICES, INC., organized under the laws of the State of Maryland, is located in Baltimore City, State of Maryland.

        The principal office of said PPS ACQUISITION CORP., organized under the laws of the State of Maryland, is located in Baltimore City, State of Maryland.

        Said PROFESSIONAL PHARMACY SERVICES, INC. does not own property the title of which could be affected by the recording of an instrument among the Land Records.

        EIGHTH:    The terms and conditions of the transaction set forth in the articles were advised, authorized, and approved by each corporation party to the articles in the manner and by the vote required by its charter and the laws of the place where it is organized.

        NINTH:    The merger was approved by resolutions by unanimous written consent duly adopted by the Board of Directors and the Shareholders of PROFESSIONAL PHARMACY SERVICES, INC.

        TENTH:    The merger was approved by resolutions by unanimous written consent duly adopted by the Board of Directors and the Shareholders of PPS ACQUISITION CORP.

        ELEVENTH:    The merger shall become effective at the time the Maryland Department of State accepts these articles of merger.

        IN WITNESS WHEREOF, PROFESSIONAL PHARMACY SERVICES, INC., and PPS ACQUISITION CORP., the corporations parties to the merger, have caused these Articles of Merger be signed in their respective corporate names and on their behalf by their respective presidents or vice-presidents and witnessed or attested by their respective secretaries all as of the 5th day of June, 1996.

PROFESSIONAL PHARMACY SERVICES, INC., a Maryland corporation
By:	MICHAEL BRONFEIN
	Name:	Michael Bronfein
	Title:	President
Attest:	JESSICA BRONFEIN
	Name:	Jessica Bronfein
	Title:	Secretary
PPS ACQUISITION CORP., a Maryland corporation
By:	EDWARD B. ROMANOV, JR.
	Name:	Edward B. Romanov, Jr.
	Title:	Senior Vice President
Attest:	IRA C. GUBERNICK
	Name:	Ira C. Gubernick
	Title:	Secretary

[NAMES MUST BE TYPED UNDER ALL SIGNATURES]

        THE UNDERSIGNED, President or Vice-President of PROFESSIONAL PHARMACY SERVICES, INC, who executed on behalf of said corporation the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

MICHAEL BRONFEIN
Name:	Michael Bronfein
Title:	President

        THE UNDERSIGNED, President or Vice-President of PPS ACQUISITION CORP., who executed on behalf of said corporation, the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

EDWARD B. ROMANOV, JR.
Name:	Edward B. Romanov, Jr.
Title:	Senior Vice President

CHANGE OF ADDRESS OF RESIDENT AGENT

        The Corporation Trust Incorporated hereby submits the following for the purpose of changing the address of the resident agent for the business entities on the attached list.

        1.     The name of the resident agent is The Corporation Trust Incorporated.

        2.     The old address of the resident agent is:

    32 South Street
    Baltimore, Maryland 21202

        3.     The new address of the resident agent is:

    300 East Lombard Street
    Baltimore, Maryland 21202

        4.     Notice of the above changes are being sent to the business entities on the attached list.

        5.     The above changes are effective when this document is filed with the Department of Assessments and Taxation.

KENNETH J. UVA Kenneth J. Uva Assistant Secretary

Entities List

Princor Emerging Growth Fund, Inc.
Princor Government Securities Income Fund, Inc.
Princor Growth Fund, Inc.
Princor High Yield Fund, Inc.
Princor Limited Term Bond Fund, Inc.
Princor Tax-Emempt Cash Management Fund, Inc.
Princor Utilities Fund, Inc.
Princor World Fund, Inc.
Professional Pharmacy Services, Inc.
Professional Service Industries, Inc.

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  Exhibit 3.79
ARTICLES OF INCORPORATION OF PPS ACQUISITION CORP.
ARTICLES OF MERGER MERGING PROFESSIONAL PHARMACY SERVICES, INC. (a Corporation of the State of Maryland) INTO PPS ACQUISITION CORP. (a Corporation of the State of Maryland)
CHANGE OF ADDRESS OF RESIDENT AGENT
Entities List